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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the registration statements Nos. 333-30303, 333-36949, 333-43961, 333-46425, 333-56879, 333-61571, 333-67707, 033-75878, 333-85385, 333-96079, 333-94509, 333-66280, 333-71682, 333-74460, 333-76840, 333-86166, 333-89550 and 333-89880 on Form S-3 and Nos. 333-06130, 333-12621, 333-06054, 333-40727, 333-61573, 333-81239, 033-48411, 033-63638, 033-68144, 033-91074, 333-85383, 333-36272, 333-58922, 333-72014 and 333-87810 on Form S-8 of Activision, Inc. of our report dated May 6, 2002, relating to the consolidated financial statements and financial statement schedule as of March 31, 2002 and 2001 and for the two years in the period ended March 31, 2002 which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Los Angeles, California
June 27, 2002

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS